CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF

ARIEL INVESTMENT TRUST

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Mellody L. Hobson, am President (principal executive officer) of Ariel Investment Trust (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSR for the period ended September 30, 2024 (the “Report”).

I hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 20, 2024

/s/ Mellody L. Hobson
Mellody L. Hobson
President
(Principal Executive Officer)

CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER OF

ARIEL INVESTMENT TRUST

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Tricia Larkin am Treasurer (principal financial officer) of Ariel Investment Trust (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSR for the period ended September 30, 2024 (the “Report”).

I hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 20, 2024

/s/ Tricia Larkin
Tricia Larkin
Vice President and Treasurer
(Principal Financial Officer)